Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SS&C Technologies Holdings, Inc. of our report dated February 28, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SS&C Technologies Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Hartford, CT
May 31, 2023